     As Filed with the Securities and Exchange Commission on August 9, 2001
                        Registration No. ________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------
                                    Form S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                            SIERRA PACIFIC RESOURCES
                          (Exact name of registrant as
                            specified in its charter)

                                     NEVADA
                         (State or other jurisdiction of
                         incorporation or organization)

                                   88-0198358
                                (I.R.S. Employer
                             Identification Number)

                         P.O. BOX 30150 (6100 NEIL ROAD)
                             RENO, NEVADA 89520-3150
                                 (775) 834-4011
                          (Address, including zip code,
                         and telephone number, including
                           area code, of registrant's
                          principal executive offices)

                    ----------------------------------------
                            WILLIAM E. PETERSON, ESQ.
         Senior Vice President, General Counsel and Corporate Secretary
                            Sierra Pacific Resources
                         P.O. Box 30150 (6100 Neil Road)
                             Reno, Nevada 89520-3150
                                 (775) 834-4011
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                    ----------------------------------------
                                 With copies to:

      WILLIAM C. ROGERS, ESQ.                   J. ANTHONY TERRELL, ESQ.
     Choate, Hall & Stewart                   Thelen Reid & Priest LLP
         53 State Street                          40 West 57th Street
  Boston, Massachusetts 02109                 New York, New York 10019
        (617) 248-5000                            (212) 603-2000

         Approximate date of commencement of proposed sale to public: when market conditions warrant after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/

         If this Form is to be a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the registration statement of the earlier effective registration statement for the same offering. / /

         If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                    ----------------------------------------

                         CALCULATION OF REGISTRATION FEE

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-------------------------------------------------------------------------------

                                                                      PROPOSED              PROPOSED
                                                                       MAXIMUM              MAXIMUM
          TITLE OF EACH CLASS OF               AMOUNT TO BE      OFFERING PRICE PER        AGGREGATE               AMOUNT OF
       SECURITIES TO BE REGISTERED              REGISTERED            SHARE (2)        OFFERING PRICE (2)      REGISTRATION FEE
       ---------------------------              ----------            ---------        ------------------      ----------------
   Common Stock, $1.00 par value (1)..          1,725,000              $14.99             $25,857,750              $6,465

         (1) There are also registered hereunder the Common Stock Purchase Rights issued and attached to the Common Stock of Sierra Pacific Resources pursuant to the Amended and Restated Rights Agreement between Sierra Pacific Resources and Wells Fargo Bank Minnesota, N.A., as successor Rights Agent, originally dated as of September 21, 1999 and amended and restated as of February 28, 2001.

         (2) Estimated solely for the purpose of calculating the registration fee. Determined on the basis of the average of the high and low sales prices of the Common Stock reported in the consolidated reporting system for trades on the New York Stock Exchange on August 9, 2001 in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.

         THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933.

         This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of the Registration Statement on Form S-3, as amended (File No. 333-64438), which was declared effective by the Securities and Exchange Commission on August 9, 2001, and is being filed for the sole purpose of registering additional securities of the same class as were included in that Registration Statement. In addition, the required opinions and consents are listed in the Exhibit Index attached hereto and filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on the 9th day of August, 2001.

                                     SIERRA PACIFIC RESOURCES

                                     By /s/ Walter M. Higgins III
                                       --------------------------------
                                       Walter M. Higgins III
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Walter M. Higgins III, William E. Peterson, Dennis D. Schiffel and Richard K. Atkinson and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                                     TITLE                                        DATE

/s/ Walter M. Higgins III                     Chief Executive Officer, President and       August 9, 2001
------------------------------------          Director
Walter M. Higgins III


/s/ Dennis D. Schiffel                        Senior Vice President and Chief              August 9, 2001
------------------------------------          Financial Officer
Dennis D. Schiffel


/s/ John E. Brown
------------------------------------          Controller                                   August 9, 2001
John E. Brown


/s/ Edward P. Bliss                           Director                                     August 9, 2001
------------------------------------
Edward P. Bliss

SIGNATURE                                     TITLE                                        DATE
/s/ Mary Lee Coleman
-----------------------------------           Director                                     August 9, 2001
Mary Lee Coleman


/s/ Krestine M. Corbin                        Director                                     August 9, 2001
-----------------------------------
Krestine M. Corbin


/s/ Theodore J. Day                           Director                                     August 9, 2001
-----------------------------------
Theodore J. Day


/s/ James R. Donnelley                        Director                                     August 9, 2001
------------------------------------
James R. Donnelley


/s/ Fred D. Gibson Jr.                        Director                                     August 9, 2001
------------------------------------
Fred D. Gibson Jr.


/s/ Jerry E. Herbst                           Director                                     August 9, 2001
------------------------------------
Jerry E. Herbst


                                              Director
------------------------------------
James L. Murphy


/s/ John F. O'Reilly                          Director                                     August 9, 2001
------------------------------------
John F. O'Reilly


/s/ Dennis E. Wheeler                         Director                                     August 9, 2001
------------------------------------
Dennis E. Wheeler

                                  EXHIBIT INDEX

               DESCRIPTION

1.1*           Form of Purchase Agreement
4.1*           Amended and Restated Rights Agreement dated as of February 28, 2001 between Sierra Pacific Resources and Wells Fargo Bank Minnesota, N.A.,
               as successor Rights Agent
5.1            Opinion of Choate, Hall & Stewart
5.2            Opinion of Woodburn and Wedge
23.1           Consent of Deloitte & Touche LLP
23.2           Consent of Choate, Hall & Stewart (to be included in Exhibit 5.1)
23.3           Consent of Woodburn and Wedge (to be included in Exhibit 5.2)
24.1           Powers of Attorney (included on signature page)

-----------
* Previously Filed